EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-253115 on Form S-8 of our report dated March 3, 2022, relating to the financial statements of Signify Health, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

/s/ Deloitte & Touche LLP

Stamford, CT

March 3, 2022